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                                   FORM 8-K
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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                CURRENT REPORT
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                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



Date of Report (date of earliest event Reported) June 6, 1994
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                         THE COLUMBIA GAS SYSTEM, INC.
                         -----------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                    1-1098            13--1594808
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(State of other jurisdiction        (Commission       (IRS Employer
      of incorporation)             File Number)    Identification No.)


                20 Montchanin Road, Wilmington, Delaware  19807
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                   (Address of principal executive offices)


       Registrant's telephone number, including area code (302) 429-5000
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Item 5.  Other Events

                 Information contained in a News Release dated
June 3, 1994, is incorporated herein by reference.
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                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         The Columbia Gas System, Inc
                                         ----------------------------
                                                   (Registrant)




                                         By    /s/ R. E. Lowe
                                           ---------------------------
                                                   R. E. Lowe
                                                Vice President &
                                                   Controller

Date:  June 6, 1994
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Contacts:          Media -           W. R. McLaughlin (302) 429-5443
                                     H. W. Chaddock (302) 429-5261
                   Analysts -        T. L. Hughes (302) 429-5363
                                     K. P. Murphy (302) 429-5471


FOR IMMEDIATE RELEASE
June 3, 1994


                       JUDGE SCHEDULES SEPTEMBER 12 TRIAL
                           IN COLUMBIA GAS LITIGATION


                 WILMINGTON, DEL. -- U. S. District Court Judge Joseph H. Farnan, Jr., yesterday set September 12, 1994, for the start of the trial in the litigation involving challenges to certain transactions between Columbia Gas Transmission Corp. and its parent company, The Columbia Gas System, Inc., and another Columbia Gas subsidiary, Columbia Natural Resources.

                 Columbia Gas Chairman John H. Croom said: "Columbia is pleased with the court's swift action in this matter. Yesterday's decision by Federal District Court Judge Joseph Farnan to establish a definite trial schedule will go a long way toward meeting the bankruptcy court's and Columbia's objective of expediting Columbia's bankruptcy proceeding."

                 In its complaint, originally filed in March 1992, Columbia Transmission's Unsecured Creditors' Committee challenged the validity of $1.7 billion in secured and unsecured debt Columbia Transmission owes to the parent company, its payment of dividends and interest to the parent company and its transfer of natural resource properties to another affiliate.

                 The Columbia Gas System, Inc. (NYSE:CG), and Columbia Gas Transmission Corp. have been operating as debtors in possession under Chapter 11 of the U.S. Bankruptcy Code since July 31, 1991.


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